Exhibit 99.1

   Illumina Reports Financial Results for Fourth Quarter and Fiscal Year 2003;
            Revenue Increases from $10M to $28M for Fiscal Year 2003

    SAN DIEGO--(BUSINESS WIRE)--Jan. 27, 2004--Illumina, Inc. (Nasdaq:
ILMN) announced today its financial results for the fourth quarter and fiscal year ended December 28, 2003.
    For the quarter ended December 28, 2003, Illumina reported revenue of $10.7 million, a 176% increase compared to revenue of $3.9 million in the fourth quarter of 2002. Revenue for the fiscal year ended December 28, 2003 was $28.0 million, a 179% increase compared to revenue of $10.0 million for the fiscal year ended December 29, 2002. For the quarter ended December 28, 2003, the Company reported a net loss of $4.0 million, or $0.12 per share, compared to a net loss of $7.6 million, or $0.24 per share, in the fourth quarter of 2002. Net loss for the fiscal year ended December 28, 2003 was $27.1 million, or $0.85 per share, compared to a net loss of $40.3 million, or $1.31 per share, for the fiscal year ended December 29, 2002. Cash, investments and long-term restricted investments at December 28, 2003 totaled $45.1 million.
    "Our fourth quarter was highlighted by the installation and customer acceptance of two SNP genotyping BeadLabs at the Shanghai Biochip Company and the University of Tokyo. These production systems represent our fifth and sixth BeadLab sales in 2003, exceeding our fiscal year goal and adding further to our leadership in the high-throughput genotyping market. Equally important, customer feedback indicates that we are providing outstanding overall performance and value," stated Jay Flatley, Illumina President and CEO.
    Commenting on the quarter's results, Tim Kish, Illumina's Chief Financial Officer, stated "Our system consumables, genotyping services and oligo product lines performed well during the quarter and we achieved the first revenues from our recently announced focused-gene expression offering. Revenue exceeded the previous quarter by 30%, while total gross margins continued to be strong at 68%, among the best in our marketplace. We expect our revenue growth in 2004 to be driven by higher consumable use by our BeadLab customers, the expansion of our genotyping business into the moderate-throughput market and by sales of new products into the gene expression market, including our whole-genome expression arrays," Kish added.
    During the quarter, the Company announced the BeadStation 500G, a benchtop genotyping solution that extends many of the benefits of the BeadLab to the broader market of individual researchers and core labs. Supporting both the Sentrix(R) Array Matrix and a new version of our Sentrix BeadChip, the BeadStation will enable investigators to generate up to 200,000 genotypes per day with analytical performance comparable to the BeadLab.
    Subsequent to the end of the quarter, Illumina announced that it expects to make available in mid-year 2004 its first whole-genome gene expression products based on two new versions of the Sentrix(R) BeadChip. The first BeadChip is designed to analyze six discrete whole-human-genome samples on one chip, while the second BeadChip product analyzes eight samples in parallel against the roughly 22,000 genes represented in the consensus RefSeq database. The new BeadChips will dramatically reduce the cost of whole-genome expression analysis, allowing researchers to expand both the scale and reproducibility of biological experimentation.
    These recent product announcements are further examples of Illumina's strategy to build a comprehensive offering of scalable, multi-application systems. At the foundation of our systems are the Sentrix Array Matrix, the Sentrix BeadChip, the BeadArray Reader and our Oligator(R) DNA synthesis capability. The BeadStation system addresses moderate-throughput requirements and complements Illumina's production-scale BeadLab. Both systems can be scaled in multiple dimensions, providing customers the flexibility to perform SNP genotyping or gene expression experiments on the same platform, with content ranging from whole genomes to focused sets, at various levels of throughput and automation.

    Other Highlights

    -- Illumina met or exceeded all of the 2003 investor milestones outlined in our January 2003 earnings release.

    -- We signed eight genotyping service contracts in the quarter, bringing the fiscal year total to 26 contracts versus a goal of 15.

    -- Illumina exceeded guidance for year-end cash balance by $4 million.

    -- The U.S. Patent and Trademark Office awarded two new patents to Illumina, bringing our total to 31 issued or allowed and 61 pending.

    -- Illumina opened a direct sales and support subsidiary in Singapore, and also reached agreement with two distributors to provide local sales and service in China and Australia, further strengthening our presence in the Pacific Rim.

    Outlook

    Looking forward to 2004, Illumina has established the following performance milestones for the year:

    -- Sign 20 genotyping service contracts

    -- Ship 20 genotyping systems (BeadLabs and BeadStations)

    -- Along with other HapMap Project participants, develop a minimum of 400,000 assays on Illumina's platform

    -- Achieve operating cash burn of less than $15 million.

    -- Ship whole-human-genome gene expression product.

    A significant portion of the Company's revenue is derived from large individual transactions such as the sale of production genotyping systems and large genotyping service contracts, including the Company's work on the International HapMap project, and is subject to fluctuations in demand for its products from seasonality impacts and changes in overall spending levels in the life science industry. Given the difficulty in predicting the timing and magnitude of sales of its products, the Company may experience quarter-to quarter fluctuations in revenue, resulting in the potential for a sequential decline in quarterly revenue. In particular, the Company's revenue for the first quarter of 2004 may not achieve the revenue amount for the fourth quarter of 2003.
    Illumina (www.illumina.com) is developing next-generation tools that permit large-scale analysis of genetic variation and function. The Company's proprietary BeadArray(TM) technology -- now used in leading genomics centers around the world -- provides the throughput, cost effectiveness and flexibility to enable researchers in the life sciences and pharmaceutical industries to perform the billions of tests necessary to extract medically valuable information from advances in genomics and proteomics. This information will help pave the way to personalized medicine.

    "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: this release may contain forward-looking statements that involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are Illumina's ability to achieve the Company's 2004 performance milestones, to develop fully its BeadArray technologies, the costs and outcome of Illumina's litigation with Applied Biosystems, the Company's ability to develop and deploy new genomics applications for its platform technology, the ability to manufacture Sentrix(R) arrays and other consumables in a manner sufficient to compel market trial and purchase, and other factors detailed in the Company's filings with the Securities and Exchange Commission including its recent filings on Forms 10-K and 10-Q or in information disclosed in public conference calls, the date and time of which are released beforehand. Illumina disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.



                            ILLUMINA, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            -----------------------------------------------
                (in thousands except per share amounts)

                                      Three months         Year
                                         ended            ended
                                   -----------------------------------
                                     Dec.     Dec.     Dec.     Dec.
                                      28,      29,      28,      29,
                                     2003     2002     2003     2002
                                   -----------------------------------
                                       (unaudited)         (Note)

Revenue:
      Product                       $7,753   $1,233  $18,378   $4,103
      Service                        2,106    2,085    6,496    3,305
      Research                         882      568    3,161    2,632
                                   -----------------------------------
          Total revenue             10,741    3,886   28,035   10,040

Costs and expenses:
       Cost of revenue               3,420    1,636   10,037    3,536
       Research and development      5,453    6,328   22,511   26,848
       Selling, general and
        administrative               5,083    2,750   18,899    9,099
       Amortization of deferred
        compensation and
          other non-cash
           compensation charges        394      958    2,454    4,360
       Litigation judgment             189      192      756    8,052
                                   -----------------------------------
          Total costs and expenses  14,539   11,864   54,657   51,895

                                   -----------------------------------
Loss from operations                (3,798)  (7,978) (26,622) (41,855)

Interest income (expense), net        (202)     363     (441)   1,524
                                   -----------------------------------

Net loss                           $(4,000) $(7,615)$(27,063)$(40,331)
                                   ===================================

Net loss per share, basic and
 diluted                            $(0.12)  $(0.24)  $(0.85)  $(1.31)
                                   ===================================

Shares used in calculating net loss
 per share,
         basic and diluted          32,254   31,309   31,925   30,890
                                   ===================================


    Note: The Statements of Operations at December 28, 2003 and
December 29, 2002 have been derived from the audited financial statements as of those dates.

                            ILLUMINA, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                 -------------------------------------
                            (in thousands)

                                                       Dec.     Dec.
                                                        28,      29,
                                                       2003     2002
                                                     -----------------
                                                           (Note)
ASSETS
Current assets:
       Cash and investments                          $32,882  $66,294
       Other current assets                            7,536    6,525
                                                     -----------------
          Total current assets                        40,418   72,819
Property and equipment, net                           45,777   48,279
Long term restricted investments                      12,191       --
Intangible and other assets, net                         848      808
                                                     -----------------
          Total assets                               $99,234 $121,906
                                                     =================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                   $8,189  $14,297
Long-term debt and liabilities                        43,657   35,865
Stockholders' equity                                  47,388   71,744
                                                     -----------------
          Total liabilities and stockholders' equity $99,234 $121,906
                                                     =================

    Note: The Balance Sheets at December 28, 2003 and December 29, 2002 have been derived from the audited financial statements as of those dates.




    CONTACT: Illumina, Inc., San Diego
             Jay Flatley, President & CEO, 858-202-4501 jflatley@illumina.com
                or
             Timothy Kish, Chief Financial Officer, 858-202-4508 tkish@illumina.com